Exhibit 10.12

SECOND AMENDMENT TO AMENDED MASTER LEASE AGREEMENT

THIS SECOND AMENDMENT TO AMENDED MASTER LEASE AGREEMENT (this “Amendment”) is made and entered into as of March 1, 2004 by and among (i) each of the parties identified on the signature page hereof as landlord (collectively, “Landlord”), and (ii) FS TENANT HOLDING COMPANY TRUST, a Maryland business trust, and FS TENANT POOL III TRUST, a Maryland business trust, as tenant (collectively, “Tenant”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Amended Master Lease, dated as of January 11, 2002, as amended by that certain First Amendment to Amended Master Lease Agreement dated as of October 1, 2002 (as so amended, the “Lease”), between Landlord and Tenant, Landlord leased to Tenant and Tenant leased from Landlord the Leased Property (as defined therein) subject to and upon the terms and conditions set forth in the Lease; and

WHEREAS, Landlord and Tenant now wish to amend the Lease subject to and upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is hereby amended as follows:

1.             Base Net Patient Revenues.  The definition of “Base Net Patient Revenues” set forth in Article 1 of the Lease is hereby deleted in its entirety and replaced with the following:

“Base Net Patient Revenues”  shall mean the amount of Net Patient Revenues for the Leased Property for the Base Year in the event the Base Year consists of 52 weeks, or, in the event the Base Year consists of 53 weeks, (x) Base Net Patient Revenues for the Leased Property for the Base Year, (y) divided by 53 and then (z) multiplied by 52; provided, however, that in the event that, with respect to any Lease Year, or portion thereof, for any reason (including, without limitation, a casualty or Condemnation) there shall be a reduction in the number of units available at any Facility located at the Leased Property or in the services provided at such Facility from the number of such units or the services provided during the Base Year, in determining Additional Rent payable with respect to such Property for such Lease Year, Base Net Patient Revenues shall be reduced as follows:  (a) in the event of the termination of this Agreement with respect to any Property pursuant to Article 10, 11 or 12, all Net Patient Revenues for such Property for the period during the Base Year equivalent to the period after the termination of this Agreement with respect to such Property shall be subtracted from Base Net Patient Revenues; (b) in the event of a partial closing of any Facility affecting the number of units, or the services provided, at such Facility, Net Patient Revenues attributable to units or services at such Facility shall be ratably allocated among all units in service at such Facility during the Base Year and all such Net Patient Revenues attributable to units no longer in service shall be subtracted from Base Net Patient Revenues throughout the period of such closing; and (c) in the event of any other change in circumstances affecting any Facility, Base Net Patient Revenues shall be equitably adjusted in such manner as Landlord and Tenant shall reasonably agree.

2.             Base Year.  The definition of “Base Year” set forth in Article 1 of the Lease is hereby deleted in its entirety and replaced with the following:

“Base Year” shall mean the 2005 Fiscal Year.

3.             Excess Patient Revenues.  The definition of “Excess Patient Revenues” set forth in Article 1 of the Lease is hereby deleted in its entirety and replaced with the following:

“Excess Net Patient Revenues”  shall mean, with respect to any Lease Year, or portion thereof, the amount of Net Patient Revenues for such Lease Year, or portion thereof, in excess of Base Net Patient Revenues for the equivalent period during the Base Year.

4.             Minimum Rent.  The definition of “Minimum Rent” set forth in Article 1 of the Lease is hereby deleted in its entirety and replaced with the following:

“Minimum Rent” shall mean Sixty-Three Million Six Hundred Seventy-Four Thousand Three Hundred Forty-Seven and 26/100s Dollars ($63,674,347.26) per annum.

5.             Net Patient Revenues.  The definition of “Net Patient Revenues” set forth in Article 1 of the Lease is hereby deleted in its entirety and replaced with the following:

“Net Patient Revenues”  shall mean, for each Fiscal Year during the Term, all revenues and receipts (determined on an accrual basis and in all material respects in accordance with GAAP) of every kind derived from renting, using and/or operating the Leased Property and parts thereof, including, but not limited to:  all patient, client or resident rents and revenues received or receivable for the use of otherwise by reason of all units, beds and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on the Leased Property, or any portion thereof, including, without limitation, any other arrangements with third parties relating to the possession or use of any portion of the Leased Property; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Net Patient Revenues shall not include the following:  revenue from professional fees or charges by physicians and unaffiliated providers of services, when and to the extent such charges are paid over to such physicians and unaffiliated providers of services, or are separately billed and not included in comprehensive fees; contractual allowances (relating to any period during the Term) for billings not paid by or received from the appropriate governmental agencies or third party providers; allowances according to GAAP for uncollectible accounts, including credit card accounts and charity care or other administrative discounts; all proper patient billing credits and adjustments according to GAAP relating to health care accounting; provider discounts for hospital or other medical facility utilization contracts and credit card discounts; any amounts actually paid by Tenant for the cost of any federal, state or local governmental programs imposed specially to provide or finance indigent patient care; federal, state or municipal excise, sales, use, occupancy or similar taxes collected directly from patients, clients or residents or included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); Award proceeds (other than for a temporary Condemnation); revenues attributable to services actually provided off-site or otherwise away from the Leased Property, such as home health care, to persons that are not patients, clients or residents at the Leased Property; revenues attributable to child care services provided primarily to employees of the Leased Property; any proceeds from any sale of the Leased Property or from the refinancing of any debt encumbering the Leased Property; proceeds from the disposition of furnishings, fixture and equipment no longer necessary for the operation of the Facility located thereon; any security deposits and other advance deposits, until and unless the same are forfeited to Tenant or applied for the purpose for which they were collected; and interest income from any bank account or investment of Tenant.

6.             Additional Rent.  The first sentence of Section 3.1.2(a) of the Lease is hereby deleted in its entirety and replaced with the following:

Tenant shall pay additional rent “Additional Rent” with respect to each Lease Year during the Term subsequent to the Base Year in an amount, not less than zero, equal to four percent (4%) of Excess Net Patient Revenues at the Leased Property.

7.             Security Agreement.  Subtenant hereby confirms that all references to the “Master Lease” in that certain Security Agreement, dated as of January 7, 2002, made by Subtenant in favor of Landlord shall refer to the Lease as amended by this Amendment.

8.             Stock Pledge Agreement.  FS Tenant Holding Company Trust hereby confirms that all references to the “Master Lease” in that certain Pledge of Shares of Beneficial Interest Agreement, dated as of January 7, 2002, made by FS Tenant Holding Company Trust in favor of Landlord shall refer to the Lease as amended by this Amendment.

9.             As amended hereby, the Lease is hereby ratified and confirmed.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

LANDLORD:

CCC FINANCING I TRUST, a Maryland business trust

CCC FINANCING LIMITED, L.P., a Delaware limited partnership

CCC INVESTMENTS I, L.L.C., a Delaware limited liability company

CCC OF KENTUCKY TRUST, a Maryland business trust

CCC OHIO HEALTHCARE TRUST, a Maryland business trust

CCC PUEBLO NORTE TRUST, a Maryland business trust

CCC RETIREMENT COMMUNITIES II, L.P., a Delaware partnership

CCCP SENIOR LIVING LLC, a Delaware limited liability company

CCDE SENIOR LIVING LLC, a Delaware limited liability company

CCFL SENIOR LIVING LLC, a Delaware limited liability company

CCOP SENIOR LIVING LLC, a Delaware limited liability company

CCSL SENIOR LIVING LLC, a Delaware limited liability company

LEISURE PARK VENTURE LIMITED PARTNERSHIP, a Delaware limited partnership

LTJ SENIOR COMMUNITIES LLC, a Delaware limited liability company

PANTHER HOLDINGS LEVEL I, L.P., a Delaware limited partnership

By:	PANTHER GENPAR TRUST, its General Partner

By:	/s/ John R. Hoadley
John R. Hoadley
Treasurer of each of the foregoing entities

TENANT:

FS TENANT HOLDING COMPANY TRUST, a Maryland business trust

FS TENANT POOL III TRUST, a Maryland business trust

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
Treasurer of each of the foregoing entities

ACKNOWLEDGMENTS AND CONSENTS

The undersigned subtenants under the Lease hereby join in the execution and delivery of this Amendment for the limited purpose of acknowledging their consent to the execution and delivery of this Amendment.

FS TENANT POOL I TRUST, a Maryland business trust

FS TENANT POOL II TRUST, a Maryland business trust

FS TENANT POOL III TRUST, a Maryland business trust

FS TENANT POOL IV TRUST, a Maryland business trust

FS LAFAYETTE TENANT TRUST, a Maryland business trust

FS LEISURE PARK TENANT TRUST, a Maryland business trust

FS LEXINGTON TENANT TRUST, a Maryland business trust

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
Treasurer of each of the foregoing entities

FSQ, Inc. hereby joins in the execution and delivery of this Amendment for the limited purposes of (i) acknowledging its consent to the execution and delivery of this Amendment and (ii) confirming that all references to the “Master Lease” in that certain Pledge of Shares of Beneficial Interest Agreement, dated as of January 11, 2002, made by FSQ, Inc. in favor of Landlord shall refer to the Lease as amended by this Amendment.

FSQ, INC., a Maryland corporation

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.

Treasurer

Five Star hereby joins in the execution and delivery of this Amendment for the limited purposes of (i) acknowledging its consent to the execution and delivery of this Amendment and (ii) confirming that all references to the “Master Lease” in that certain Guaranty Agreement, dated as of January 11, 2002, made by Five Star in favor of Landlord shall refer to the Lease as amended by this Amendment.

FIVE STAR QUALITY CARE, INC., a Maryland corporation

By:	Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
Treasurer